AMENDED AND RESTATED BY-LAWS

OF

PATRICK INDUSTRIES, INC.

(Effective May 22, 2008)

ARTICLE I

OFFICES

The Corporation shall maintain its principal office in Elkhart, Indiana. It may have such other offices either within or without the State as may from time to time be authorized by the Board of Directors or as may be established by the President if the business of the Corporation so requires.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1.      ANNUAL MEETING. The annual meeting of the shareholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held at 10:00 A.M. on the third Tuesday of May each year or at such other time as the Board of Directors shall determine. If the directors shall not be elected at the annual meeting or any adjournment thereof, the Board of Directors shall call a special meeting of the shareholders for the purpose of electing directors as soon as the same may be conveniently called.

Section 2.             SPECIAL MEETINGS. The President or the Board of Directors may call a special meeting of the shareholders.

Section 3.             PLACE OF MEETING. The place of any meeting of the shareholders shall be the principal office of the Corporation unless the shareholders or the Board of Directors, as the case may be, shall at a prior meeting or in the call for the meeting designate another place therefor within or without the State.

Section 4.           NOTICE REQUIRED. Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Board of Directors, to each shareholder of record entitled to vote at such meeting. No business may be transacted at a special meeting other than that described in the notice thereof.

If such notice shall be given by mail, it shall be given by depositing a copy thereof in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the Corporation, with first class postage properly attached thereto, and said notice shall be deemed given as of the date it is so deposited in the United States mail.

Service of notice upon a shareholder may be waived by any shareholder in writing filed with the Secretary of the Corporation before or after the time of the holding of said meeting. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting.

Section 5.            MEETINGS CONVENED, HOW. Every meeting of the shareholders, for whatever object, shall be convened by the president, if he be present; otherwise by the Vice-president, if he be present; or in their absence or refusal to act, by one of the persons calling the meeting by notice given as hereinbefore provided. Unless a resolution shall be adopted at such meeting by a majority of the shareholders present in person or by proxy, regardless of the number of shares held by each, requiring the same, no vote shall be required to be taken by ballot.

Section 6.              SHAREHOLDERS ENTITLED TO VOTE. The Board of Directors may fix a date as the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy days before the meeting or action requiring a determination of shareholders.

Section 7.            VOTING LISTS. A complete list of shareholders entitled to notice of a shareholders’ meeting, arranged in alphabetical order, giving the address and the number of shares held by each, shall be prepared at least five business days before each meeting of the shareholders, and the same shall be kept on file in the principal office of the corporation for inspection by each shareholder in accordance with applicable law. A copy thereof shall be open for inspection at the time and place of the meeting during the whole period thereof. The original share ledge or transfer book shall be prima facie evidence of who are shareholders of the Corporation. Failure to comply with the requirements of this by-law shall not affect the validity of any action taken at a shareholders’ meeting.

Section 8.             QUORUM. A majority of the outstanding shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum; provided that if less than such quorum is present, the meeting may be adjourned in accordance with Section 9 of this Article, until a quorum in present. Every decision (other than the election of directors) with respect to which the votes cast in favor exceed the votes cast in opposition shall be approved as a corporate act unless a larger affirmative vote is required by statute, the Articles of Incorporation of the Corporation, these by-laws or the Board of Directors. Directors are elected by a majority of the votes cast by shares entitled to vote in the election at a meeting at Which a quorum is present, unless otherwise provided in the Articles of Incorporation of the Corporation.

Section 9.             ADJOURNMENT. If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, notice thereof need not be given if the new time, date or place is announced at the meeting before the adjournment. A new record date need not be set if the adjournment is within one hundred twenty (120) days of the original meeting date.

Section 10.          VOTING OF SHARES. At every such meeting each shareholder shall be entitled to cast one vote in person or proxy for each voting share of stock held in his name upon each matter submitted to vote. No person shall be entitled to vote any share belonging to this Corporation.

Section 11.           PROXIES. Shareholders may vote either in person or by proxy. All proxies shall be in writing, executed by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary at or before the time the vote is cast, and no proxy shall be valid for more than eleven (11) months from the date of its execution unless otherwise specifically provided therein.

Section 12.            BUSINESS. At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the director of the Board of Directors, or (c) otherwise properly brought before a meeting by any shareholder entitled to vote for the election of Directors. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 20 days nor more than 50 days prior to the meeting, The notice shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of the shareholder proposing the business, (c) the class and number of shares of the Corporation which are beneficially owned by such shareholder, and (d) any material interest of the shareholder in such business. The chairman of any annual meeting may, if the facts warrant, determine and declare to the meeting that business was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 13.         VOTING OF SHARES HELD BY OTHER CORPORATIONS--DECEASED PERSON’ SHARES--TRUSTEES AND OTHER FIDUCIARIES--RECEIVERS--PLEDGES. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of the a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy.

Shares standing in the name of a received or trustee in bankruptcy may be voted by such receiver or trustee in bankruptcy.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 14.          CONTROL SHARE STATUTE NOT APPLICABLE. The provisions of Chapter 42 of the Indiana Business Corporation Law regarding Control Share Acquisitions shall not be applicable to the issued and outstanding shares of this Corporation.

ARTICLE III

DIRECTORS

Section 1.             GENERAL POWERS. The business and affairs of the Corporation shall be controlled and managed under the direction of its Board of Directors.

Section 2.             NUMBER. The number of Directors of the Corporation which shall constitute the whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be seven (7). Each Director shall serve until that Director’s successor is elected and qualified or until his or her earlier death, resignation or removal. A Director may resign by delivering a written resignation to the Corporation. A resignation shall be effective upon receipt, unless it is specified to be effective at some other time or upon the happening of some other event. Unless otherwise specified therein, acceptance of a resignation shall not be necessary to make it effective. Directors shall be natural persons, but need not be shareholders.

Section 3.             VACANCIES. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, the directors then in office (although less than a quorum or a sole remaining director) or, upon their failure to act, the holders of a plurality of shares issued and outstanding and entitled to vote in elections of directors, shall choose a successor or successors, or a director to fill the newly created directorship, who shall hold office for the unexpired term or until his or her successor is elected and qualified. Unless otherwise provided in these Bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 4.             NOMINATIONS. Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Shareholder nominations shall be made by notice in writing, delivered, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 20 days nor more than 50 days prior to any meeting of the shareholders called for the election of Directors. Each notice shall set forth (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee and (c) the number of shares of the corporation which are beneficially owned by each such nominee. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 5.           REMOVAL. Notwithstanding any other provisions of the Articles of Incorporation of the Corporation or these By-Laws, the power to remove Directors of the Corporation is expressly reserved to the Board of Directors, by the affirmative vote of a majority of the whole Board.

Section 6.             REGULAR MEETINGS. The Board of Directors shall hold a regular meeting immediately after the annual meeting of the shareholders at the same place, and notice thereof shall not be required. It such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner hereinafter provided.

The Board of Directors may provide by resolution for the holding of additional regular meetings either within or without the State without notice other than such resolution.

Section 7.             SPECIAL MEETINGS. The President or any two Directors may call special meetings of the Board of Directors any may fix the time and place for the holding of such meetings within or without the State. Notice of any such special meeting shall be served by the President or the Directors calling the meeting, personally or by mail or telegram, upon the other members of the Board, at least two days prior to the holding of such special meeting, provided, however, that service of said notice may be waived by the respective Directors. Notwithstanding the foregoing, for purposes of dealing with an emergency situation, as conclusively determined by the President or the Directors calling the meeting, notice may be given in person, by telegram, telephone or wireless, or by any other means expected to provide similar notice, not less than two hours prior to the meeting. If given by mail or by telegram, notice shall be deemed given as of the day deposited in the mail or filed with the telegraph office.

Section 8.            NOTICE OF MEETINGS. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where a Director at the beginning of the meeting objects to holding the meeting or to the transaction of any business and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 9.              QUORUM. A majority of the number of Directors constituting the whole Board shall constitute a quorum for the transaction of business. If less than a majority of the Directors are present at any meeting, a majority thereof may adjourn the meeting from time to time without further notice.

Section 10.           ACTION. The concurrence of the majority of the Directors present in any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 11.           COMPENSATION. No Director shall receive any salary or other compensation for his services as such unless the same shall first be fixed by the Board of Directors. No Director shall be prevented from receiving compensation in another capacity because of the fact that he is a Director.

ARTICLE IV

OFFICERS

Section 1.             OFFICERS. The officers of the Corporation shall consist of the Chairman of the Board, President, one or more Executive Vice-presidents, Treasurer, Secretary, and such other officers as may be established by the Board of Directors.

Section 2.             ELECTION AND TERM OF OFFICE. All officers shall be elected annually by the Board of Directors at the annual meeting held after each annual shareholders’ meeting. If the election of officers shall not be held at such meeting, the same shall be held as soon thereafter as convenient.

Each officer shall hold office until his successor shall be duly elected and qualified or until his death, resignation or removal as provided by these By-Laws.

Section 3.             REMOVAL. Any office or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.             VACANCIES. A vacancy in any office for any reason may be filled by the Board of Directors at any meeting for the unexpired portion of the term.

Section 5.             GENERAL POWERS. The officers of the Corporation shall have such powers and authority in the control and management of the property and business of the Corporation as is usual and proper in the case of, and incident to, such corporate offices, except insofar as such power and authority is limited by these By-Laws or by resolution of the Board of Directors.

Section 6.             CHAIRMAN OF THE BOARD AND PRESIDENT. The Chairman of the Board shall be the principal executive officer of the Corporation and shall in general control and manage the property and business of the Corporation. He shall preside at all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors from time to time. Unless otherwise directed by these By-Laws or the Board of Directors, he may sign all conveyances and instruments executed in the name of the Corporation.

The President shall be the principal operating officer of the Corporation. He shall perform such duties as may from time to time be assigned by the Board of Directors, or the Chairman of the Board, and in the absence or disability of the Chairman of the Board, shall perform the duties of the Chairman of the Board. Unless otherwise directed by these By-Laws or the Board of Directors, he may sign all conveyances and instruments executed in the name of the Corporation.

Section 7.              VICE–PRESIDENT. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice—president, or in the event of his inability or refusal to act, the Vice–president, shall have all the powers of and be subject to all. the restrictions upon the President, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8.             TREASURER. The Treasurer shall receive and receipt for and shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall deposit all moneys in the name of the Corporation, in such depository as shall be selected by the Board of Directors. He shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

If required by the Board of Directors, the Treasurer shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The cost, it any, of such bond shall be paid by the Corporation.

Section 9.             SECRETARY. The secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors, shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law, be custodian of the Corporation’s records and seal, keep a register of the post office addresses of all shareholders, have general charge of the books an records of the Corporation, and sign such instruments with the President or other officers as may be required, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He shall attend to the giving and serving of all notices of the Corporation, shall file and take charge of all papers and documents belonging to the Corporation and shall perform such other duties as these By-Laws may require or the Board of Directors may prescribe.

Section 10.           ADDITIONAL OFFICERS. The powers and duties of any additional officers shall be prescribed by the Board of Directors when creating such officers. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to provided a majority of the entire Board of Directors concurs any other officer or to any Director, for the time being, therein.

Section 11.           SALARIES. No officer shall receive any salary or any other compensation for services rendered unless the same shall first be set by the Board of Directors. No officer as such shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS, AND DEPOSITS.

Section 1.            IN GENERAL. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money, shall unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following officers, who are different persons: President, Vice-president, Treasurer, or Secretary. The Board of Directors may, however, authorize any one of such officers to sign checks, drafts and orders for the payment of money singly and without necessity of countersignature, and may designate employees of the Corporation, other than those named above, who may, in the of the Corporation, execute drafts, checks and orders for the payment of money in its behalf.

Section 2.             LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.             DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.            CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice-president and by the Secretary or Treasurer, or bear facsimiles of said signatures, and may bear the seal of the Corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby and the number of shares and date of issue shall be entered in the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate or certificates, for a like number of shares, shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.            PAYMENT FOR SHARES. Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of the Corporation may be paid, in whole or in part in tangible or intangible property or benefit to the Corporation. When payment of the consideration for which a share was authorized to be issued shall have been made such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporation assets in the event of a share dividend shall be conclusive.

Section 3.             TRANSFER OR SHARES. The shares of the Corporation shall be transferable on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon endorsement by the President of the Corporation.

Section 4.             EQUITABLE INTERESTS IN SHARES NEED NOT BE RECOGNIZED. The Corporation and its officers shall be entitled to treat the holder of record of any share or shares of the Corporation as the holder in fact thereof, and accordingly shall not be required to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, whether or not express notice thereof shall have been give the Corporation, save as expressly provided to the contrary by the statute, the Articles of Incorporation of the Corporation, or these By-Laws.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January each year and end on the 31st day of December each year.

ARTICLE VIII

SEAL

The seal of the corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the name of the Corporation, and about the lower periphery thereof the word “Indiana.” In the center of the seal shall appear the words “Corporate Seal.”

ARTICLE IX

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation of the Corporation or under the provisions of applicable statutes, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X

SHAREHOLDERS ENTITLED TO DIVIDENDS

The Board of Directors of the Corporation may fix a record date, declaration date and payment date with respect to any share dividend or distribution to shareholders.

ARTICLE XI

CORPORATE RECORDS

Section 1.             PLACE OF KEEPING, IN GENERAL. Except as otherwise provided by the statute, by the Articles of Incorporation of the Corporation or by these By-Laws, the books and records of the Corporation may be kept at such place or places, within or without the State of Indiana, as the Board of Directors may from time to time by resolution determine.

Section 2.              SHARE REGISTER OR TRANSFER BOOK. The original or duplicate share register or transfer book, or in case a registrar or transfer agent shall be employed by the corporation either within or without the Sate of Indiana, a complete and accurate shareholders’ list, alphabetically arranged, giving the names and addresses of all shareholders and the number and classes of shares held by each, shall be kept at the principal office of the corporation in the State of Indiana.

ARTICLE XII

AMENDMENTS

The power to make, alter, amend or repeal these By-Laws is vested in the Board of Directors.

ARTICLE XIII

INDEMNIFICATION

Section 1.            GENERAL. The Corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or who, while serving as such director, officer, employee or agent of the corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee it plan or other enterprise, whether for profit it or not, against judgments, settlements, penalties and tines (including excise taxes assessed with respect to employee benefit plans) and reasonable expenses (including counsel fees) incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contender. or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

Section 2.             AUTHORIZATION OF INDEMNIFICATION. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 1 of this Article, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify such person against reasonable expenses (including counsel fees) incurred by such person in connection therewith. Any other indemnification under Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (2) if a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (3) by special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2), or (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (3) to select counsel.

Section 3.             GOOD FAITH DEFINED. For purposes of any determination under Section 1 of this Article XIII, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 1 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more officers or employees of the Corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person’s professional or expert competence; or (3) a committee of the Board of Directors of the Corporation or another enterprises of which the person is not a member if he reasonably believes the committee merits confidence. The term “another enterprise as used in this Section 3 shall mean any other Corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent. The provisions of the Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 1 of this Article XIII.

Section 4.              PAYMENT OF EXPENSES IN ADVANCE. Reasonable expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the Corporation in advance of the final disposition of such action, suit, or proceeding, as authorized in the specific case in the same manner described in Section 2 of this Article, upon receipt of a written affirmation of the director, officer, employee or agent’s good faith belief that he has met the standard of conduct described in Section 1 of this Article and upon receipt of a written undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article XIII, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article XIII.

Section 5.            PROVISIONS NOT EXCLUSIVE. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the Article of Incorporation of this Corporation, any other by-law, any resolution of the Board of Directors or shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting shares then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.             VESTED RIGHT TO INDEMNIFICATION. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 1 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these by-laws. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such allege acts or omissions may have occurred prior to the adoption of this Article, and to the extent such prior acts or omissions cannot be deemed to be covered by this Article XIII, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

Section 7.             INSURANCE. The Corporation may purchase and maintain insurance, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability.

Section 8.             ADDITIONAL DEFINITIONS. For purposes of this Article, references to “the Corporation” shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

For purposes of this Article, serving an employee plan at the request of the Corporation shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” referred to in this Article.

For purposes of this Article, “party” includes any individual who is or was a plaintiff, defendant or respondent in any action, suit, or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

For purposes of this Article, “official capacity,” when used with respect to a director, shall mean the office of director of the Corporation; and when used with respect to an individual other than a director, shall mean the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

Section 9.           PAYMENTS A BUSINESS EXPENSE. Any payments made to any indemnified party under these by-laws or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.